                                                                       Exhibit 4

================================================================================

                                  ONEOK, INC.

                              FLOATING RATE NOTES

                                    Due 2002



                         SEVENTH SUPPLEMENTAL INDENTURE

                           Dated as of April 24, 2000



                   Chase Bank of Texas, National Association
                                    TRUSTEE


================================================================================

     THIS SEVENTH SUPPLEMENTAL INDENTURE is made as of the 24th day of April, 2000, by and between ONEOK, INC., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 24, 1998 (the "Original Indenture"), with the Trustee;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Seventh Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Seventh Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                          FLOATING RATE NOTES DUE 2002

     SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's Floating Rate Notes due 2002 (the "Notes").

     There are to be authenticated and delivered $240,000,000 principal amount of Notes to be issued at 99.7% of principal amount. The Company shall have the right to issue additional Notes at any time upon compliance with the applicable provisions of the Indenture. The Notes shall be issued in definitive fully registered form.

     The Notes shall be issued in the form of one or more Global Securities, each in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Notes shall be The Depository Trust Company.

     The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

     The form of the Trustee's Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Note shall be dated the date of authentication thereof. Each Note shall bear interest from the Original Issue Date.

     The interest rate on the Notes will not be reset pursuant to Section 308(b) of the Original Indenture and the Stated Maturity shall not be extended pursuant to Section 309 of the Original Indenture.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Banking Day" means any day, other than a Saturday or Sunday, on which commercial banks are open for business, including dealings in U.S. dollars, in London and that is a Business Day.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York City are open for business.

     "Calculation Agent" means Bank of America, N.A. or such successor bank as may be appointed by the Company pursuant to the terms of this Seventh Supplemental Indenture.

     "Interest Payment Dates" means January 24, April 24, July 24 and October 24 of each year.

     "Interest Period" means the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day preceding the next Interest Payment Date, with the exception that the first Interest Period will commence on and include April 24, 2000.

     "Interest Reset Date" means, with respect to any Interest Period, the first day of such Interest Period.

     "Original Issue Date" means April 24, 2000.

     "Regular Record Date" means January 9 in the case of the January 24 Interest Payment Date, April 9 in the case of the April 24 Interest Payment Date, July 9 in the case of the July 24 Interest Payment Date and October 9 in the case of the October 24 Interest Payment Date.

     "Stated Maturity" means April 24, 2002.

     "Telerate Page 3750" means the display designated on the Dow Jones Telerate Service, or any successor service, as page ""3750", or any other page as may replace that page on that service, or any successor service, for the purpose of displaying the LIBOR Index on a daily basis.

     SECTION 103. Payment of Principal and Interest. The principal of the Notes shall be due at Stated Maturity. The principal amount of the Notes shall bear interest at a rate per annum equal to three-month LIBOR plus 65 basis points (.65%). Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date and on Stated Maturity. Accrued interest paid on Stated Maturity shall be paid to the Person to whom principal is paid. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person or Persons in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than ten days prior to such Special Record Date.

     Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Payment of the principal and interest due at the Stated Maturity of the Notes shall be made upon surrender of the Notes at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

     The interest rate for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

     The per annum rate of interest for each Interest Period will be three-month LIBOR as determined on the second Banking Day preceding the relevant Interest Reset Date for the Interest Period (the "Interest Determination Date'') plus the applicable spread described above. The Interest Determination Date for the first Interest Period will be April 19, 2000. "LIBOR'' for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

     (1) On each Interest Determination Date, the Calculation Agent will determine LIBOR as the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date.

     (2) If the rate does not appear on Telerate Page 3750, or if Telerate Page 3750 is unavailable, the Calculation Agent will request each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation, expressed as a rate per annum, for three-month deposits in U.S. dollars to leading banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date, in a principal amount of not less than $1,000,000, that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations from the major reference banks are provided, LIBOR in respect of the Interest Determination Date will be the arithmetic mean of those quotations.

     (3) If less than two of the major reference banks in the London interbank market provide the Calculation Agent with the offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1,000,000, that is representative for a single transaction in that market at that time.

     (4) If the major banks in New York City selected by the Calculation Agent are not quoting as described in clause (3), LIBOR will be LIBOR as determined on the prior Interest Determination Date.

     All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent rounded upward.

     The Calculation Agent shall notify the Trustee in writing of the interest rate for each Interest Period within two Business Days after the Interest Determination Date.

     So long as any of the Notes remain outstanding, the Company will maintain under appointment a Calculation Agent to calculate the rate of interest payable on the Notes in respect of each Interest Period. The Calculation Agent's calculation of the rate of interest payable on the Notes will be conclusive and binding on the Company and the Holders, absent manifest error. If the Calculation Agent is unable or unwilling to continue to act as Calculation Agent, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if the Company removes the Calculation Agent, the Company will appoint another bank to act as the Calculation Agent. The Calculation Agent, however, cannot resign or be removed until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into between the Company and the successor Calculation Agent.

     SECTION 104. Denominations. The Notes may be issued in denominations of $1,000 and any integral multiple thereof.

     SECTION 105. Global Securities. The Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     A Global Security shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to the Notes.

     SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     SECTION 107. No Redemption. The Company is not permitted to redeem the Notes prior to the Stated Maturity.

     SECTION 108.  Other Terms.  The Notes will not have a sinking fund.


                                   ARTICLE 2

                            MISCELLANEOUS PROVISIONS

     SECTION 201. Recitals by Company. The recitals in this Seventh Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Notes and of this Seventh Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 202. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in the case of a conflict between this Seventh Supplemental Indenture and the Original Indenture, this Seventh Supplemental Indenture shall control.

     SECTION 203. Executed in Counterparts. This Seventh Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     SECTION 204. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Paying Agent and the registered owners of the Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent and the registered owners of the Notes.

                            [signature page follows]

          IN WITNESS WHEREOF, each party hereto has caused this Seventh Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

ATTEST:                               ONEOK, INC.



By: /s/ Deborah B. Barnes             By: /s/ Jim Kneale
    ----------------------------          -----------------------------


ATTEST:                               CHASE BANK OF TEXAS, NATIONAL
                                      ASSOCIATION, as Trustee


By: /s/ Ronda L. Parman               By: /s/ John G. Jones
    ----------------------------          -----------------------------
        Authorized Signatory                  Authorized Signatory

                                                                       EXHIBIT A


                                  FORM OF NOTE


                                   [Attached]

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


================================================================================
No. __


                                  ONEOK, INC.
                          FLOATING RATE NOTES DUE 2002

                               CUSIP: 682680AJ2

     ONEOK, Inc., an Oklahoma corporation (herein called "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

     CEDE & CO.

or registered assigns, the principal sum of

     *__________________ DOLLARS*

on April 24, 2002 and to pay interest on such principal sum at a rate per annum, reset quarterly, equal to three-month LIBOR plus 65 basis points (0.65%).

     The Company will pay interest from April 24, 2000, quarterly on January 24, April 24, July 24 and October 24 of each year, and on the date of maturity, commencing July 24, 2000 (each such date an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder of this Note (the "Holder") of record at the close of business on the regular record date (the "Regular

Record Date") for such Interest Payment Date, which, except for interest payable on April 24, 2002, shall be January 9 (in the case of the January 24 Interest Payment Date), April 9 (in the case of the April 24 Interest Payment Date), July 9 (in the case of the July 24 Interest Payment Date) or October 9 (in the case of the October 24 Interest Payment Date), whether or not a Business Day. Interest payable on April 24, 2002 will be paid to the Holder of record on April 24, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of record of this Note at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than ten days prior to such Special Record Date, all as more fully provided in the Indenture.

     The interest rate for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

     The per annum rate of interest for each Interest Period will be three-month LIBOR as determined on the second Banking Day preceding the relevant Interest Reset Date for the Interest Period (the "Interest Determination Date'') plus the applicable spread described above. The Interest Determination Date for the first Interest Period will be April 19, 2000. "LIBOR'' for each Interest Period will be determined by the Calculation Agent in accordance with the following provisions:

     (1) On each Interest Determination Date, the Calculation Agent will determine LIBOR as the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Interest Determination Date.

     (2) If the rate does not appear on Telerate Page 3750, or if Telerate Page 3750 is unavailable, the Calculation Agent will request each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation, expressed as a rate per annum, for three-month deposits in U.S. dollars to leading banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest Determination Date, in a principal amount of not less than $1,000,000, that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations from the major reference banks are provided, LIBOR in respect of the Interest Determination Date will be the arithmetic mean of those quotations.

     (3) If less than two of the major reference banks in the London interbank market provide the Calculation Agent with the offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1,000,000, that is representative for a single transaction in that market at that time.

     (4) If the major banks in New York City selected by the Calculation Agent are not quoting as described in clause (3), LIBOR will be LIBOR as determined on the prior Interest Determination Date.

     All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and dollar amounts used in or resulting from such calculations will be rounded to the nearest cent, with one-half cent rounded upward.

     So long as any of the Notes remain outstanding, the Company will maintain under appointment a Calculation Agent to calculate the rate of interest payable on the Notes in respect of each Interest Period. The Calculation Agent's calculation of the rate of interest payable on the Notes will be conclusive and binding on the Company and the Holders, absent manifest error. If the Calculation Agent is unable or unwilling to continue to act as Calculation Agent, or if the Calculation Agent fails to establish the applicable rate of interest for any Interest Period, or if the Company removes the Calculation Agent, the Company will appoint another bank to act as the Calculation Agent. The Calculation Agent, however, cannot resign or be removed until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into between the Company and the successor Calculation Agent.

     Payment of the principal of this Note and the interest thereof will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York or at the Corporate Trust Office of the Trustee in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                  ONEOK, INC.
                          Floating Rate Notes due 2002

     This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, issued and to be issued under and pursuant to an Indenture dated as of September 24, 1998, as amended and supplemented by that certain Seventh Supplemental Indenture (the "Indenture"), duly executed and delivered by the Company to Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture) and is one of a series unlimited in aggregate principal amount and designated as Floating Rate Notes due 2002 (the "Notes"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of Securities (including Holders of the Notes).

     The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

     As long as this Note is represented in global form (the "Global Security") registered in the name of the Depository or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferable.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding (as defined in the Indenture) of all series that are affected by such amendment or modification, except that certain amendments that do not adversely affect the rights of any holder of the Securities may be made without the approval of holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, consent of the holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

     Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the currency herein prescribed.

     The Notes may not be redeemed prior to the Stated Maturity.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     All terms used in this Note but not defined herein have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                        ONEOK, INC.


                                        By:
                                            ---------------------------
                                        Name:
                                        Title:


                                        Attested:
                                                  ---------------------
                                        Name:
                                        Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
       --------------------------

This is one of the Notes referred to in the within-mentioned Indenture.

                        CHASE BANK OF TEXAS, NATIONAL ASSOCIATION
                          as Trustee


                        By:
                            ---------------------------
                               Authorized Signatory

                 SCHEDULE OF EXCHANGES OF INTEREST IN THE NOTE

   The following exchanges of interests in this Note have been made:

                                                               Principal Amount of
                   Amount of decrease    Amount of increase    this Note following        Signature of authorized
Date of Exchange      in this Note         in this Note      such decrease or (increase)   signatory of Trustee

                                ASSIGNMENT FORM

                  To assign this Note, fill in the form below:
                    I or we assign and transfer this Note to


                           -------------------------

                           -------------------------

                  Insert assignee's soc. sec. or tax I.D. no.

                           -------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
and all rights thereunder and irrevocably appoint
                                                  ------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------
Dated:
       ---------------    ------------------------------------------------------

                          ------------------------------------------------------

     THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS ON THE FIRST PAGE OF THE NOTE.

     THE SIGNATURE MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR
INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION PROGRAM).

                                                                       EXHIBIT B


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                    CHASE BANK OF TEXAS, NATIONAL
                                      ASSOCIATION, as Trustee [or Successor
                                      Trustee]



     Dated:                         By:
            -------------------         ------------------------------------
                                         Authorized Signatory


                                      B-1